UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2011

TOMI ENVIRONMENTAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9454 Wilshire Blvd., Penthouse, Beverly Hills, CA 90212
(Address of principal executive offices)

with a copy to:

Harold Paul, LLC

P.O. Box 33812

Santa Fe, NM 87594

Telephone (505) 983-2794

Facsimile (866) 644-7615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Form 8-K

Current Report

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 24, 2011, TOMI Environmental Solutions, Inc., a Florida corporation, (the “Company”) filed Articles of Amendment to amend the Articles of Incorporation (the “Amendment”) with the Florida Secretary of State. As a result of the Amendment the Company has increased the aggregate number of authorized shares of common stock to two hundred million (200,000,000) shares, par value $0.01 per share. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1(a). This report is inadvertently being filed six business days late due to the delay in receipt of the notification of the actual filing date.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1(a)

Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   November 7, 2011

TOMI ENVIRONMENTAL SOLUTIONS, INC.

By: /s/ Halden S. Shane

Halden S. Shane

President and Chief Executive Officer

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